Hinto Energy, Inc. Retains DME Capital LLC to Implement
                        Global Investor Relations Program



DENVER,  CO, Mar 15, 2012 (MARKETWIRE via COMTEX) -- Hinto Energy,  Inc. (OTCQB:
HENI) (OTCBB: HENI) announced the Company has retained DME Capital LLC, a New York-based Investor Relations firm, to expand the Company's strategic investor relations program.

George Harris, CFO of Hinto Energy Inc., stated, "As we grow and develop our production, I believe this is the right time to send our message to the investment community. After careful consideration, DME Capital, with their established relationships among institutional investors, combined with their extensive databases and proactive IR program, is the perfect partner for Hinto Energy."


DME Capital LLC is a full service investor relations firm, representing growth-oriented companies to the investment community. Investor Relations services include financial and media relations, editorial services and interactive communications, as well as administrative, consulting and advisory services. DME Capital ensures money, fund, and portfolio managers, financial analysts, brokers and individual investors receive a constant flow of information and updates about HENI. To learn more about DME Capital, go to www.dmecapital.com.


Hinto Energy, Inc. engages in the exploration, acquisition, and development of oil and gas properties. The company was formerly known as Garner Investments, Inc. and changed its name to Hinto Energy, Inc. in September 2011. The company was founded in 2011 and is based in Arvada, Colorado.


Notice Regarding Forward-Looking Statements


This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that such forward-looking statements involve risks and uncertainties, which include among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies including without limitation, other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

Contact Information:

Hinto Energy, Inc.
Gary Herick
Vice President - Finance
7609 Ralston Road
Arvada, CO 80002
(303) 647-4850
www.hintoenergy.us

Investor Relations:
DME Capital, LLC
David Elias
516-967-0205
Email Contact


SOURCE: Hinto Energy, Inc.
CONTACT:          http://www.hintoenergy.us/
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